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                                                                 EXHIBIT 10.10.1

[FLEET LOGO APPEARS HERE]


December 15, 1998

Mr. F. Paul Broyer
Chief Financial Officer
Candela Corporation
530 Boston Post Road
Wayland, MA 01778

Dear Paul:

This letter supersedes my letter dated December 10, 1998. Reference is hereby made to the Letter Agreement between Candela Corporation ("Candela" or the "Borrower") and Fleet National Bank (the "Bank") dated February 13, 1997, as amended by letters dated September 16, 1997, March 10, 1998 and April 23rd, 1998 (collectively referred to as the "Agreement").

We are pleased to inform you that Fleet National Bank (the "Bank") has approved the renewal of the $3,500,000 Line of Credit to Candela Corporation (the "Borrower") through December 1, 1999 subject to the existing terms and conditions. In connection with this renewal, we have lowered the pricing on the Line of Credit to the Bank's Prime Rate as well as a lower commitment fee of 3/8% on the entire facility. Please sign below to indicate your acceptance of these terms. Upon receipt of your acceptance of this commitment letter, we shall authorize our attorney to prepare the necessary documentation to amend the existing Agreement. This commitment shall expire unless accepted by December 31, 1998.

In addition, the financial covenants have been amended as shown below and become effective with the quarter ending December 31, 1998 and thereafter.

    1.  Section 3.7 Debt to Worth:  Defined as Shareholders' Equity less
        -------------------------
        Intangible Assets plus Subordinated Debt divided by Tangible Capital Base, Leverage cannot exceed:

        Quarter ending 12/31/98     2.00:1.00
        Quarter ending 3/31/99      1.75:1.00
        Quarter ending 6/30/99      1.50:1.00
        Thereafter                  1.50:1.00

    2.  Section 3.8 Net Worth:  Starting with the quarter ending 12/31/98 and
        ---------------------
        for any quarter thereafter, Tangible Capital Base must be $8,500,000 plus 80% of quarterly Net Income earned after 12/31/98 and new Stockholders' Equity or Subordinated Debt raised after 12/31/98; test not to be reduced by losses.

    3.  Section 3.9 Profitability:  Quarterly Net Income After Taxes must exceed
        -------------------------
        $500,000 for the quarter ending 12/31/98 and each quarter thereafter.

    4.  Section 3.10 Liquidity:  Defined as Cash and A/R divided by Current
        ----------------------
        Liabilities, including Fleet borrowings, less Deferred Revenue, Restructuring Reserve and Warranties, Quick Ratio must exceed 1.00:1.00 for the quarter ending 12/31/98 and each quarter thereafter.
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                          ALLONGE TO PROMISSORY NOTE
                          --------------------------

The maturity date of the attached Promissory Note dated February 13, 1997 for $3,500,000 is hereby extended to December 1, 1999 from December 31, 1998. The interest rate shall be decreased from Prime + 1% to Prime.

This Allonge will be governed by the terms and conditions of the Letter Agreement made as of the 13th day of February 1997 by and between Candela Corporation and Fleet National Bank and amended by our letters September 16, 1997, March 10, 1998 and April 23rd, 1998 (collectively referred to as the "Agreement"). Nothing herein shall be deemed to constitute a waiver, release or amendment of any terms of the Agreement.

/s/ [illegible signature]              /s/ F. Paul Broyer
------------------------------         -------------------------------
Witness                                F. Paul Broyer
                                       Chief Financial Officer
                                       Candela Corporation



------------------------------         -------------------------------
Witness                                Olaperi Onipede
                                       Vice President
                                       Fleet National Bank
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The Borrower represents and warrants that the execution of this commitment letter has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.

Sincerely,
Fleet National Bank

/s/ Olaperi Onipede

Olaperi Onipede                  Agreed and Accepted:  /s/ F. Paul Broyer
                                                       ----------------------
Vice President                                    by:  F. Paul Broyer
High Technology Division                       title:  Chief Financial Officer